UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Coherus Oncology, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following communication was made to Coherus Oncology, Inc. (the “Company”) employees:

To: All Employees Email

From: Rebecca Sunshine

May 5, 2026

Subject: Annual Shareholder Meeting - Please vote!

To All Coherus Employees,

I am sending a reminder email to please vote for the proposals in our Proxy before the Annual Shareholder Meeting on May 27, 2026, at 1:30pm PST. There are several proposals in the Proxy for shareholders to vote on, including a proposal to reprice employee stock options which have strike prices that are $5 and above down to the closing price on the date of the meeting. The proposal requires that a majority of votes cast “FOR” to pass. We encourage you to vote your shares when you receive the proxy. For anyone who has not received the proxy via email, you can call our Proxy Solicitor – Christopher Rice at (203) 561-6945, and he can take your vote over the phone.

Thank you, Rebecca

Rebecca Sunshine

Chief Human Resources Officer

TEL [***]

CELL [***]

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065